SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             ------------------
                                 FORM 8-K/A
                             ------------------


                     AMENDMENT No. 1 TO CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported):    August 10, 2001
                                                      ---------------


                            HARTMARX CORPORATION
               (Exact name of Registrant as specified in its charter)


    Delaware                   1-8501                36-3217140
 (State or other             (Commission          (I.R.S. Employer
 jurisdiction of              file number)         Identification No.)
incorporation or
  organization)


          101 North Wacker Drive
             Chicago, Illinois                          60606
 (Address of Principal Executive Offices)            (Zip Code)


Registrant's Telephone Number, including area code: 312-372-6300



         The undersigned Registrant hereby amends the following items of its Current Report on Form 8-K filed August 17, 2001, as set forth below:


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

(A) and (B)       Financial Statements of Business Acquired and Pro Forma
                  Financial Information.

A.       For Consolidated Apparel Group, L.L.C.:

         Financial Statements of Business Acquired

                        INDEPENDENT AUDITOR'S REPORT




To the Members
Consolidated Apparel Group, L.L.C.
(A Limited Liability Company)


         We have audited the accompanying balance sheets of Consolidated Apparel Group, L.L.C. (a limited liability company) as of December 31, 2000 and 1999, and the related statements of income and members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Apparel Group, L.L.C. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


February 21, 2001




                     CONSOLIDATED APPAREL GROUP, L.L.C.
                       (A Limited Liability Company)
                               Balance Sheets
                         December 31, 2000 and 1999




                              ASSETS (Note 3)
                              ------

                                                    2000              1999
                                              ---------------   --------------
Current assets:
  Cash                                      $        82,576   $      268,121
  Due from factor (Note 3)                        2,435,966          754,617
  Inventory                                       6,300,462        4,238,283
  Prepaid expenses and other current assets         275,920          291,519
                                              ---------------   --------------
              Total current assets                9,094,924        5,552,540

Property, plant and equipment, net (Note 4)         907,329        1,685,877

Security deposits                                    34,669           28,450
                                              ---------------   --------------

                                              $  10,036,922   $    7,266,867
                                              ===============   ==============


                      LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accounts payable (Note 9)             $     6,103,548    $    3,445,477
  Accrued expenses and other current
   liabilities                                  976,186           649,447
  Income taxes payable                           60,000            30,000
  Current portion of long-term debt
   (Note 5)                                        -                2,374
                                        ---------------    --------------
              Total current liabilities       7,139,734         4,127,298

Long-term debt (Note 5)                            -              415,236

Deferred lease obligation (Note 8)               28,028            -

Deferred gain on sales leaseback                115,251            -

Commitments and contingencies
 (Notes 3 and 9)

Members' equity                               2,753,909         2,724,333
                                        ---------------    --------------

                                        $    10,036,922    $    7,266,867
                                        ===============    ==============

                          See accompanying notes.



                     CONSOLIDATED APPAREL GROUP, L.L.C.
                       (A Limited Liability Company)
                  Statements of Income and Members' Equity
               For the Years Ended December 31, 2000 and 1999



                                               2000               1999
                                         ----------------  ----------------

Net sales (Note 7)                       $     44,069,259  $     34,125,443

Cost of sales                                  29,698,797        24,435,751
                                         ----------------  ----------------

Gross profit                                   14,370,462         9,689,692

Operating expenses:
    Procurement                                 1,717,872         1,259,862
    Warehouse and distribution                    997,729           787,592
    Selling                                     2,630,864         2,159,364
    General and administrative (Note 6)         3,211,672         1,930,571
                                         ----------------  ----------------
                Total operating expenses        8,558,137         6,137,389
                                         ----------------  ----------------

Operating income                                5,812,325         3,552,303

Other expense (income):
    Interest expense, net of interest
     income of $18,698 in 1999                  1,074,525           768,340
    Amortization of deferred gain on
     sales leaseback (Note 6)                     (25,873)                -
    Loss on disposal of property and
     equipment                                     84,714            36,132
                                         ----------------  ----------------
                Net other expense               1,133,366           804,472
                                         ----------------  ----------------

Income before provision for income taxes        4,678,959         2,747,831

Provision for income taxes                         96,592            30,000
                                         ----------------  ----------------

Net income                                      4,582,367         2,717,831

Members' equity, beginning of year              2,724,333         1,875,032

Distributions to members                       (4,552,791)       (1,868,530)
                                         ----------------  ----------------

Members' equity, end of year             $      2,753,909  $      2,724,333
                                         ================  ================


                          See accompanying notes.



                     CONSOLIDATED APPAREL GROUP, L.L.C.
                       (A Limited Liability Company)
                          Statements of Cash Flows
               For the Years Ended December 31, 2000 and 1999






                                                          2000             1999
                                                    --------------   -----------
Cash flows from operating activities:
 Net income                                           $  4,582,367     2,717,831
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                           369,701       267,000
   Loss on disposal of property and equipment               84,714        36,132
   Amortization of deferred gain on
    sales leaseback                                        (25,873)       -
   Deferred lease obligation                                28,028        -
   Change in assets and liabilities:
    Due from factor                                     (1,681,349)    (754,617)
    Accounts receivable                                      -           160,670
    Inventory                                           (2,062,179)      563,310
    Prepaid expenses and other current assets               15,599      (71,565)
    Accrued expenses and other current liabilities         326,739        95,645
    Accounts payable                                     2,658,071     (139,493)
    Income taxes payable                                    30,000        30,000
                                                      -------------- -----------
         Net cash provided by operating activities       4,325,818     2,904,913
                                                      -------------- -----------

Cash flows from investing activities:
  Purchase of property and equipment                     (164,743)     (781,426)
  Change in cash - restricted                                -          325,275
  Decrease in certificate of deposit                         -          105,495
  Decrease (increase) in security deposits                 (6,219)        8,206
                                                      -------------- -----------
              Net cash used in investing activities      (170,962)     (342,450)
                                                      -------------- -----------

Cash flows from financing activities:
  Distributions to members                             (4,338,050)   (1,868,530)
  Repayments of factor advances, net                         -         (386,510)
  Payment of long-term debt                                (2,351)     (170,274)
                                                     -------------- ------------
              Cash used in financing activities        (4,340,401)   (2,425,314)
                                                     -------------- ------------

Net increase (decrease) in cash (carried forward)    $   (185,545)  $   137,149
                                                     -------------- ------------



                          See accompanying notes.



                     CONSOLIDATED APPAREL GROUP, L.L.C.
                       (A Limited Liability Company)
                    Statements of Cash Flows (Concluded)
               For the Years Ended December 31, 2000 and 1999

                                               2000                   1999
                                          --------------         --------------

Net increase (decrease) in cash
 (brought forward)                        $     (185,545)        $      137,149

Cash, beginning of year                          268,121                130,972
                                          --------------         --------------

Cash, end of year                         $       82,576         $      268,121
                                          ==============         ==============


             Supplemental Disclosures of Cash Flow Information


 Cash paid during the year for:
    Interest                       $    1,074,525         $      801,619
    Income taxes                   $       66,592         $          800


    Supplemental Schedule of Non-Cash Investing and Financing Activities

During 2000, the Company sold land and property to one of its members for $630,000. The member assumed a mortgage of $415,259 and paid the remaining balance due of $214,741 through a member distribution.



                          See accompanying notes.



                     CONSOLIDATED APPAREL GROUP, L.L.C.
                       (A Limited Liability Company)
                       Notes to Financial Statements



Note 1 - The Company

         Consolidated Apparel Group, L.L.C. (the "Company") is a New York limited liability company. The Company is principally engaged in the import and distribution of men's outerwear, knit shirts and other apparel. Sales are generally made on credit to various department stores, mass merchandisers and other retailers located throughout the United States and Canada.

         The original members of the Company entered into an operating agreement as of July 1, 1995. In accordance with the terms of the agreement, the existence of the Company shall end on December 31, 2020, unless earlier dissolved.

         Members are not obligated personally for any debt, obligation or liability of the Company solely by reason of being a member.

Note 2 - Summary of Significant Accounting Policies

         Inventory

         Inventory consists of imported finished goods and is stated at the lower of cost (first-in, first-out method) or market. As of December 31, 2000 and 1999, approximately $5,508,000 and $2,820,000, respectively, of inventory was in-transit.

         Property, Plant and Equipment

         Property, plant and equipment is recorded at cost. Depreciation of property and equipment is computed by the straight-line method over the estimated useful lives of the assets, ranging from three to thirty years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the remaining lease term. Additions and betterments are capitalized and repairs and maintenance are charged to operations as incurred. When property and equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

         Advertising Costs

         The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense, including co-op advertising charged by customers of the Company, for the years ended December 31, 2000 and 1999 was approximately $285,000 and $171,000, respectively.



                     CONSOLIDATED APPAREL GROUP, L.L.C.
                       (A Limited Liability Company)
                       Notes to Financial Statements



Note 2 - Summary of Significant Accounting Policies  (Continued)

         Income Taxes

         A limited liability company is not a tax paying entity at the corporate level. Each member is individually responsible for their share of the Company's income or loss for income tax reporting purposes. Accordingly, there is no provision for federal and state income taxes on the income of the Company. However, the Company is liable for New York City Unincorporated Business tax, which comprises the provision for income taxes for the years ended December 31, 2000 and 1999.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Reclassifications

         Certain 1999 amounts have been reclassified to conform to the presentation used in 2000.

Note 3 - Factor

         Pursuant to a factoring agreement, the Company sells substantially all of its trade receivables to a commercial factor without recourse up to a maximum credit limit established by the factor for each individual account. Receivables sold in excess of these limitations are subject to recourse in the event of non-payment by the customer (approximately $22,000 and $417,000 at December 31, 2000 and 1999, respectively). Interest is charged at .125% above the prime lending rate (9.625% at December 31, 2000) on advances made by the factor prior to the average due date of the receivables sold. At December 31, 2000 and 1999, due from factor is net of advances of approximately $6,215,000 and $5,414,000, respectively.

         The agreement requires the Company to pay factoring fees of at least $180,000 per annum from May 1, 2001 through April 30, 2004. The agreement also includes early termination charges of $180,000 for each year or part of a year that is cancelled before the April 30, 2004 expiration date.

         Substantially all of the Company's assets have been pledged as collateral under the factoring agreement. Additionally, the factor has secured a limited personal guarantee from one of the Company's members.



                     CONSOLIDATED APPAREL GROUP, L.L.C.
                       (A Limited Liability Company)
                       Notes to Financial Statements


Note 4 -     Property, Plant and Equipment

             At December 31, property, plant and equipment consists of:

                                          2000                   1999
                                    --------------         --------------

Land                                $       -              $       25,000
Building and improvements                   -                     496,072
Furniture and fixtures                     230,061                219,179
Data processing equipment                1,222,772              1,585,704
Machinery                                  133,026                119,834
Leasehold improvements                      82,411                 61,810
                                    --------------         --------------
                                         1,668,270              2,507,599
Less:  Accumulated depreciation
   and amortization                        760,941                821,722
                                    --------------         --------------

                                    $      907,329         $    1,685,877
                                    ==============         ==============

Note 5 - Long-Term Debt

             At December 31, long-term debt consists of:
                                                2000                   1999
                                          --------------         --------------


             Mortgage note - payable in monthly
             installments of $5,033, including
             interest at a fixed rate of 7.5%
             through September 2009 (assumed by a
             member in 2000 - see Note 6)



                                            $    -                $      417,610
             Less:  Current portion
                                                 -                         2,374
                                         --------------           --------------
                                            $    -                $      415,236
                                         ==============           ==============

Note 6 - Related Party Transactions

         Consulting Agreements

         The Company entered into a consulting agreement with a former member from July 1995 through June 2000. Total consulting fees charged to operations for the years ended December 31, 2000 and 1999 were $87,500 and $175,000, respectively.

         In addition, one of the Company 's members provides marketing consulting services. Total amounts charged to operations for the years ended December 31, 2000 and 1999 in connection with the marketing services were $218,000 and $225,000, respectively.



                     CONSOLIDATED APPAREL GROUP, L.L.C.
                       (A Limited Liability Company)
                       Notes to Financial Statements



Note 6 - Related Party Transactions  (Continued)

         Sale-Leaseback

         In January 2000, the Company entered into a sale-leaseback arrangement. Under the arrangement, the Company sold land and a building to a member for $630,000, and leased it back for a period of five years. The leaseback has been accounted for as an operating lease (see Note 9). The gain of $141,124 realized on this transaction has been deferred and will be amortized to income over the term of the lease.

Note 7 - Concentration on Credit Risk and Major Customers

         Cash

         The Company maintains its cash with financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

         Major Customers

         During the year ended December 31, 2000, one customer accounted for approximately 47% of the Company's sales. During the year ended December 31, 1999, two customers accounted for approximately 58% of the Company's sales.

         Foreign Operations

         The Company is currently importing from the Far East and India. The Company may be subject to certain business risks due to economic and political instability in these regions. Management believes that other suppliers and contractors could provide similar products and services.

Note 8 - Deferred Lease Obligation

         A deferred lease obligation of approximately $28,000 at December 31, 2000 has been recorded in accordance with Statement of Financial Accounting Standards No. 13 requiring rent expense to be recognized on a straight-line basis over the lease term.


                     CONSOLIDATED APPAREL GROUP, L.L.C.
                       (A Limited Liability Company)
                       Notes to Financial Statements


Note 9 - Commitments and Contingencies

         Operating Leases

         The Company has operating leases for office, warehouse and showroom facilities and automotive equipment under non-cancellable operating leases which expire at various dates through 2005. Future minimum annual lease payments as of December 31, 2000 are as follows:

                                                   Warehouse
                                                   and Office
                  New York                           Space
 Year Ending    Office and         Automotive      (Related
December 31,      Showroom         Equipment          Party)        Total
------------  -------------    --------------   ------------- --------------

 2001         $     227,000    $       21,000   $    150,000  $      398,000
 2002               198,000            16,000        150,000         364,000
 2003               198,000            13,000        150,000         361,000
 2004               198,000            -             150,000         348,000
 2005                99,000            -              12,000         111,000
              -------------    --------------   ------------  --------------

              $     920,000    $       50,000   $    612,000  $    1,582,000
              =============    ==============   ============  ==============

         Rent expense charged to operations for the years ended December 31, 2000 and 1999 was approximately $389,000 and $232,000, respectively.

         Employment Agreement

         The Company has entered into an employment contract with a manager through August 31, 2001 that provides for a minimum annual salary, and incentives based on the Company's attained level of earnings. At December 31, 2000, the total commitment, excluding incentives, was $175,000.

         Letters of Credit

         Purchases financed through the factor by means of letters of credit are collateralized by the Company's finished goods inventory. At December 31, 2000, the Company was contingently liable for open letters of credit of approximately $3,807,000. In addition, the Company had recorded approximately $4,474,000 and $1,974,000 of outstanding letters of credit as in-transit inventory, which is included in accounts payable on the accompanying balance sheets of the Company at December 31, 2000 and 1999, respectively.


                     CONSOLIDATED APPAREL GROUP, L.L.C.

           UNAUDITED CONDENSED BALANCE SHEETS, INCOME STATEMENTS
                        AND STATEMENTS OF CASH FLOWS


         The following unaudited condensed balance sheets as of June 30, 2001 and 2000, income statements and statements of cash flows for the six months ended June 30, 2001 and 2000 were prepared from the books and records of Consolidated Apparel Group, L.L.C. These statements were prepared on a basis consistent with the audited financial statements included in this Form 8-K/A.





                     CONSOLIDATED APPAREL GROUP, L.L.C.
                     UNAUDITED CONDENSED BALANCE SHEET
                           JUNE 30, 2001 and 2000
                              (000's omitted)



                                                                             June 30,
                                                             ----------------------------------------
                                                                  2001                      2000
                                                             --------------             -------------
Cash                                                         $          561             $          41
Accounts receivable, net                                              5,759                     4,053
Inventories                                                           9,551                     7,597
Prepaid expenses and other current assets                               663                       353
                                                             --------------             -------------
                                                                     16,534                    12,044
Fixed assets, net                                                       932                     1,116
                                                             --------------             -------------
Total assets                                                 $       17,466             $      13,160
                                                             ==============             =============


Accounts payable and accrued expenses                        $       17,431             $      11,968
Members' equity                                                          35                     1,192
                                                             --------------             -------------
Total liabilities and members' equity                        $       17,466             $      13,160
                                                             ==============             =============



                     CONSOLIDATED APPAREL GROUP, L.L.C.
                    UNAUDITED CONDENSED INCOME STATEMENT
              FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                              (000's omitted)



                                                                      Six Months Ended
                                                                          June 30,
                                                            -------------------------------------
                                                                 2001                   2000
                                                            --------------         --------------
Net sales                                                   $       20,933          $      13,775
Other income                                                           116                      -
                                                            --------------         --------------
                                                                    21,049                 13,775
                                                            --------------         --------------

Cost of goods sold                                                  13,568                  8,610
Selling, general and administrative expense                          4,082                  3,751
                                                            --------------         --------------
                                                                    17,650                 12,361
                                                            --------------         --------------
Earnings before interest and taxes                                   3,399                  1,414
Interest expense                                                       407                    365
                                                            --------------         --------------
Earnings before taxes                                                2,992                  1,049
Tax (provision) benefit                                                 30                   (64)
                                                            --------------         --------------
Net earnings                                                $        3,022          $         985
                                                            ==============         ==============



                     CONSOLIDATED APPAREL GROUP, L.L.C.
                UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
                           JUNE 30, 2001 and 2000
                              (000's omitted)


                                                                                            June 30,
                                                                               ----------------------------------
                                                                                   2001                 2000
                                                                               -------------        -------------
Cash flows from operating activities:
Net income                                                                     $      3,022         $        985
Adjustments to reconcile net income to net cash provided by
operating activities:
     Depreciation and amortization                                                       180                  203
     Changes in:
         Accounts receivable                                                         (3,323)              (3,298)
         Inventories                                                                 (3,251)              (3,359)
         Prepaid expenses and other assets                                             (352)                 (33)
         Accounts payable, accrued expenses and
             other liabilities                                                        10,148                7,841
                                                                               -------------        -------------
Net cash provided by operating activities                                              6,424                2,339
                                                                               -------------        -------------

Cash flows from investing activities:
     Fixed asset additions                                                             (205)                (123)
                                                                               -------------        -------------
Net cash used in investing activities                                                  (205)                (123)
                                                                               -------------        -------------

Cash flows from financing activities:
     Payment of long-term debt                                                             -                (415)
     Distribution to members                                                         (5,741)              (2,028)
                                                                               -------------        -------------
Net cash used in financing activities                                                (5,741)              (2,443)
                                                                               -------------        -------------

Net increase (decrease) in cash                                                         478                 (227)
Cash at beginning of period                                                              83                  268
                                                                               -------------        -------------
Cash at end of period                                                          $        561         $         41
                                                                               =============        =============

Supplemental disclosures of cash flow information Cash paid during the period for:
     Interest expense                                                          $        407         $        365
     Income taxes                                                                          -                    -



B.       For Hartmarx Corporation:

                            HARTMARX CORPORATION

                  UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                          AND NARRATIVE DISCLOSURE

                  (REFLECTING THE STATEMENT OF INCOME AND
            BALANCE SHEET OF CONSOLIDATED APPAREL GROUP, L.L.C.)

                             Introductory Note

     The following unaudited pro forma consolidated financial statements of Hartmarx Corporation for the twelve months ended November 30, 2000 and six months ended May 31, 2001 reflect its financial position and results of operations after pro forma recognition of the acquisition of certain assets of Consolidated Apparel Group, L.L.C. ("CAG") by a wholly-owned subsidiary of Hartmarx Corporation. The acquisition of CAG is being accounted for using the purchase method of accounting in accordance with SFAS No. 141 and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based on fair values at the effective acquisition date. Accordingly, the excess of the purchase price over the fair value of the assets less liabilities assumed will not be amortized, but will be subject to periodic impairment testing at future periods in accordance with SFAS No. 142. The aggregate purchase cost and its preliminary allocation to the assets and liabilities are as follows (in millions):

Preliminary allocation of purchase cost:


Total purchase cost                                                             $          18.0
Assets acquired less liabilities assumed of
     CAG as of July 1, 2001, including
     $.2 million related to intangible assets.                                             (0.2)
Additional fair value allocated to book values of inventory                                (2.0)
                                                                                ----------------
Goodwill                                                                        $          15.8
                                                                                ================

     The unaudited pro forma adjustments are based upon available information and upon certain assumptions that are believed to be reasonable. The final purchase price allocation may differ from the amounts reflected above, although subsequent changes, if any, are not expected to be material.

     The unaudited pro forma financial data does not purport to be indicative of Hartmarx's financial position or results of operations that would actually have been realized had the transaction been completed as of the date or for the periods presented, or to project Hartmarx's financial position or results of operations at any future date or for any future period.

     The unaudited pro forma statements of earnings for the twelve months ended November 30, 2000 and for the six months ended May 31, 2001 include adjustments for interest expense based upon the cost of the acquisition and its related financing.

     The pro forma unaudited balance sheet as of May 31, 2001 reflects the acquisition and the financing of such acquisition as if these events occurred as of May 31, 2001. The $18.0 million paid for the acquisition was financed from the Company's Credit Facility and is reflected as such in the pro forma unaudited balance sheet.




                            HARTMARX CORPORATION
            UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS
                   TWELVE MONTHS ENDED NOVEMBER 30, 2000
                  (In Millions, except per share amounts)


                                                                                         Pro Forma              Pro
                                                     Historical       CAG(a)            Adjustments            Forma
Net sales                                         $   680.6                $44.1                  -               $724.7
Licensing and other income                              3.1                    -                  -                  3.1
                                                  ---------        -------------        -----------        -------------
                                                      683.7                 44.1                  -                727.8
                                                  ---------        -------------        -----------        -------------
Cost of goods sold                                    490.7                 29.7                2.0(b)             522.4
Selling, general and
    administrative expenses                           163.1                  8.6                  -                171.7
                                                  ---------        -------------        -----------        -------------
                                                      653.8                 38.3                2.0                694.1
                                                  ---------        -------------        -----------        -------------
Earnings before interest, taxes and
    extraordinary gain                                 29.9                  5.8              (2.0)                 33.7
Interest expense                                       15.7                  1.1                1.5(c)              18.3
                                                  ---------        -------------        -----------        -------------
Earnings before taxes and
    extraordinary gain                                 14.2                  4.7              (3.5)                 15.4
Tax provision                                         (5.6)                (0.1)              (0.4)(d)             (6.1)
                                                  ---------        -------------        -----------        -------------
Net earnings before extraordinary gain                  8.6                  4.6              (3.9)                  9.3
Extraordinary gain                                      0.2                    -                  -                  0.2
                                                  ---------        -------------        -----------        -------------
Net earnings                                      $     8.8         $        4.6         $     (3.9)        $        9.5
                                                  =========        =============        ===========        =============

Earnings per share (basic and diluted):
    Before extraordinary gain                          $.29                                                         $.31
                                                  =========                                                =============
    After extraordinary gain                           $.30                                                         $.32
                                                  =========                                                =============
Average shares outstanding:
    Basic                                              29.5                                                         29.5
                                                  =========                                                =============
    Diluted                                            29.6                                                         29.6
                                                  =========                                                =============




                            HARTMARX CORPORATION
                        NOTES TO UNAUDITED PRO FORMA
                      CONDENSED STATEMENT OF EARNINGS
                   TWELVE MONTHS ENDED NOVEMBER 30, 2000


(a) Represents the amounts reflected in the audited Statement of Income of CAG for the twelve months ended December 31, 2000, as included in this Form 8-K/A.

(b) Estimated increase in cost of sales related to purchase price accounting for inventories.

(c) Estimated incremental interest expense arising from additional bank borrowings of approximately $18.0 million to finance the purchase price, assuming an acquisition date of December 1, 1999 and the Company's fiscal 2000 weighted average interest cost of 8.3% per its Credit Facility.

(d) Estimated consolidated tax provision is assumed to be 39.5%. Adjustment for estimated effective income tax rate as applied to the pro forma earnings before taxes.



                            HARTMARX CORPORATION
            UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS
                       SIX MONTHS ENDED MAY 31, 2001
                  (In Millions, except per share amounts)


                                                                                     Pro Forma          Pro
                                                       Historical      CAG(a)       Adjustments        Forma
Net sales                                               $  287.2      $   20.9                -      $   308.1
Licensing and other income                                    1.1           0.1               -             1.2
                                                        ---------     ---------      ----------      ----------
                                                            288.3          21.0               -           309.3
                                                        ---------     ---------      ----------      ----------
Cost of goods sold                                          209.9          13.6             2.0(b)        225.5
Selling, general and
     administrative expenses                                 80.1           4.0               -            84.1
                                                        ---------     ---------      ----------      ----------
                                                            290.0          17.6             2.0           309.6
                                                        ---------     ---------      ----------      ----------
Earnings (loss) before interest,
     taxes and extraordinary item                           (1.7)           3.4           (2.0)           (0.3)
Interest expense                                              6.7           0.4             0.7(c)          7.8
                                                        ---------     ---------      ----------      ----------
Earnings (loss) before taxes and
     extraordinary item                                     (8.4)           3.0           (2.7)           (8.1)
Tax benefit (provision)                                       3.3             -           (0.1)(d)          3.2
                                                        ---------     ---------      ----------      ----------
Earnings (loss) before
     extraordinary item                                     (5.1)           3.0           (2.8)           (4.9)
Extraordinary item                                          (0.1)             -               -           (0.1)
                                                        ---------     ---------      ----------      ----------
Net earnings (loss)                                     $   (5.2)     $     3.0      $    (2.8)      $    (5.0)
                                                        =========     =========      ==========      ==========

Net loss per share (basic and diluted):

     Before extraordinary item                             ($.17)                                        ($.16)
                                                        =========                                    ==========
     After extraordinary item                              ($.17)                                        ($.16)
                                                        =========                                    ==========
Average shares outstanding                                   30.0                                          30.0
                                                        =========                                    ==========



                            HARTMARX CORPORATION
                        NOTES TO UNAUDITED PRO FORMA
                      CONDENSED STATEMENT OF EARNINGS
                       SIX MONTHS ENDED MAY 31, 2001


(a) Represents the preliminary unaudited income statement of CAG for the six months ended June 30, 2001, prepared on a basis consistent with the audited financial statements included in this Form 8-K/A.

(b) Estimated increase in cost of sales related to purchase price accounting for inventories.

(c) Estimated incremental interest expense arising from additional bank borrowings of approximately $18 million to finance the purchase price, assuming an acquisition date of December 1, 2000 and the Company's weighted average interest cost of 7.7% for the first six months of fiscal 2001 per its Credit Facility.

(d) Estimated consolidated tax benefit is assumed to be at 39.5%. Adjustment for estimated effective income tax rate as applied to the pro forma loss before taxes.



                            HARTMARX CORPORATION
                UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                MAY 31, 2001
                               (In Millions)



                                                                                            Pro Forma                 Pro
                                                Historical               CAG(a)            Adjustments               Forma
ASSETS:

Current assets:
Cash and cash equivalents                            $0.6                     $0.6                      -                   $1.2
Accounts receivable, net                            122.8                      5.8                      -                  128.6
Inventories                                         177.4                      9.5                    2.0(b)               188.9
Prepaid expenses and other current assets            25.8                      0.7                      -                   26.5
                                             ------------             ------------           ------------            -----------
      Total current assets                          326.6                     16.6                    2.0                  345.2
Property, plant and equipment, net                   35.2                      0.9                      -                   36.1
Deferred income taxes                                39.4                        -                      -                   39.4
Other assets, including goodwill                     37.1                        -                   16.0(c)                53.1
                                             ------------             ------------           ------------            -----------
                                                   $438.3                    $17.5                  $18.0                 $473.8
                                             ============             ============           ============            ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt                $15.1                        -                      -                  $15.1
Accounts payable and accrued expenses                97.3                     17.5                      -                  114.8
                                             ------------             ------------           ------------            -----------
      Total current liabilities                     112.4                     17.5                      -                  129.9
Long term debt                                      131.0                        -                   18.0(d)               149.0
Shareholders' equity                                194.9                        -                      -                  194.9
                                             ------------             ------------           ------------            -----------
                                                   $438.3                    $17.5                  $18.0                 $473.8
                                             ============             ============           ============            ===========


                            HARTMARX CORPORATION
            NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                MAY 31, 2001



(a) Reflects the preliminary unaudited balance sheet of CAG as of June 30, 2001 prepared on a basis consistent with the audited financial statements included in this Form 8-K/A.

(b) Increase of inventories to fair value based upon purchase price accounting.

(c) Adjustment to record goodwill and intangible assets related to the acquisition of CAG.

(d) Borrowings under the Credit Facility assumed to finance the acquisition of CAG.


         (C)      Exhibits

Exhibit Number

2.1 Purchase Agreement dated August 10, 2001 by and among CAG Acquisition Corp., Consolidated Apparel Group, LLC and Perry Wolfman (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Hartmarx Corporation with the Commission on August 17, 2001).

23.1              Consent of Mahoney Cohen & Company, CPA, P.C.

99.1 Press Release, dated August 13, 2001 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Hartmarx Corporation with the Commission on August 17, 2001).


         The information set forth in this report contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements could be significantly impacted by such factors as the level of consumer spending for men's and women's apparel, the prevailing retail environment, the Company's relationships with its suppliers, customers, lenders, licensors and licensees, actions of competitors that may impact the Company's business and the impact of unforeseen economic changes, such as interest rates, or in other external economic and political factors over which the Company has no control. The reader is also directed to the Company's periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company's results of operations and financial condition. Forward-looking statements are not guarantees as actual results could differ materially from those expressed or implied in forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois.

Dated:   October 11, 2001

                                        HARTMARX CORPORATION

                                        By:   /s/ Glenn R. Morgan
                                           -----------------------------------
                                                 Glenn R. Morgan
                                                 Executive Vice President,
                                                 Chief Financial Officer and
                                                 Treasurer









EXHIBIT INDEX

Exhibit Number       Description

23.1                 Consent of Mahoney Cohen & Company, CPA, P.C.